UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Willis Lease Finance Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILLIS LEASE FINANCE CORPORATION

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 24, 2007

To our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION, which will be held at our executive offices, 2320 Marinship Way, Suite 300, Sausalito, California, 94965 at 2:00 p.m. local time on May 24, 2007, for the following purposes:

1.                              To elect one Class III Director to serve until the 2010 Annual Meeting of Stockholders;

2.                              To consider a proposal to adopt the 2007 Incentive Stock Plan to replace the Company’s 1996 Stock Option/Stock Issuance Plan which has expired.

3.                              To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 3, 2007 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

A quorum comprising the holders of the majority of the outstanding shares of our common stock on the record date must be present or represented for the transaction of business at the 2007 Annual Meeting of Stockholders. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, to ensure that your shares will be voted at the 2007 Annual Meeting of Stockholders. You may revoke your proxy at any time prior to the time it is voted.

The Proxy material is being delivered to you on or about May 5, 2007. Please read the proxy material carefully. Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Charles F. Willis, IV
Chairman of the Board
April 30, 2007

WILLIS LEASE FINANCE CORPORATION

PROXY STATEMENT

i

You should read the entire proxy
statement carefully prior to returning your proxy

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS
OF
WILLIS LEASE FINANCE CORPORATION
To Be Held on May 24, 2007

SOLICITATION AND VOTING OF PROXIES

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (also referred to as the “Board”) of WILLIS LEASE FINANCE CORPORATION (“we,” “us,” “our,” “Willis Lease” or the “Company”) of proxies to be voted at the 2007 Annual Meeting of Stockholders, which will be held at 2:00 p.m. local time on May 24, 2007 at our executive offices, located at 2320 Marinship Way, Suite 300, Sausalito, California 94965, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2007 Annual Meeting of Stockholders.

This proxy statement is being mailed to stockholders on or about April 30, 2007. Our 2006 Annual Report is being mailed to stockholders concurrently with this proxy statement. You should not regard the 2006 Annual Report as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Voting

The close of business on April 3, 2007 is the record date for determining whether you in your capacity as a stockholder are entitled to notice of and to vote at the 2007 Annual Meeting of Stockholders. As of that date, we had 8,054,732 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of our common stock outstanding on the record date are entitled to vote at the 2007 Annual Meeting of Stockholders. If you are entitled to vote at the meeting, you will have one vote for each share of common stock you hold with regard to each matter to be voted upon.

The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting. In the election for director (Proposal 1), the nominee for the Class III Director receiving the highest number of affirmative votes will be elected. The affirmative vote of a majority of the outstanding shares present or represented and entitled to vote at the 2007 Annual Meeting of Stockholders is required for approval of the Company’s proposed 2007 Incentive Stock Plan (the “Stock Plan”)(Proposal 2).

Shares of our common stock represented by proxies on the accompanying proxy card, which are properly executed and returned to us, will be voted at the 2007 Annual Meeting of Stockholders in accordance with the instructions you mark on the proxy card. If you do not mark any instructions on the proxy card, your shares represented by the proxy card will be voted for the election of the Board’s nominee as Class III Director (Proposal 1) and for approval of the Stock Plan (Proposal 2).

If a properly signed proxy or ballot indicates that you abstain from voting or that your shares are not to be voted on a particular proposal, your shares will not be counted as having been voted on that proposal, although your shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

Our management does not know of any matters to be presented at the 2007 Annual Meeting of Stockholders other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Revocability of Proxies

If you give a proxy in the form accompanying this proxy statement, you have the right to revoke it at any time before it is voted at the meeting. You may revoke your proxy by:

•       filing an instrument of revocation with our Corporate Secretary;

•       presenting at or prior to the meeting of a duly executed proxy bearing a later date; or

•       attending the meeting and electing to vote in person.

Solicitation

This solicitation is made by our Board of Directors on our behalf. The entire cost of preparing, assembling and mailing the Notice of 2007 Annual Meeting of Stockholders, this proxy statement and the enclosed proxy card, and of soliciting proxies, will be paid by us. Proxies will be solicited principally through the use of the mails, but, if we desire, we may solicit proxies personally or by telephone, electronic mail or special letter by our officers and our regular employees for no additional compensation. We have retained American Stock Transfer & Trust and ADP Investor Communication Services to aid in the solicitation at an estimated cost to us of approximately $7,500 plus out-of-pocket expenses.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND THE COMMITTEES OF THE BOARD

Board of Directors

Our Bylaws authorize us to have five Directors. At the present time, the Board consists of five Directors who are divided into three classes: Class I (two Directors), Class II (two Directors) and Class III (one Director). One class is elected each year for a three-year term. Gérard Laviec, W. William Coon, Jr., Hans Jorg Hunziker and Robert T. Morris are independent directors, as defined in the Nasdaq listing standard.

Our business, property and affairs are managed under the direction of the Board. Directors are kept informed of our business through discussions with our President and Chief Executive Officer and our other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of five meetings during the fiscal year ended December 31, 2006. Each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all Committees of the Board on which he served.

Communications with the Board

You may communicate with the Board of Directors by sending a letter to: Board of Directors, Willis Lease Finance Corporation, c/o Office of the Corporate Secretary, 2320 Marinship Way, Suite 300, Sausalito, California 94965. Our Office of the Corporate Secretary will receive your correspondence and forward it to the Board of Directors or to any individual director or directors to whom your communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Attendance at the Annual Meeting of Stockholders

Mr. Willis attended the 2006 Annual Meeting of Stockholders; our other directors did not attend. We have no policy requiring board members to attend our annual meeting.

Committees of the Board

The Board of Directors has an Audit Committee and a Compensation Committee, both currently comprised solely of independent directors, as defined by the Nasdaq listing standard.

The Nasdaq’s listing rules require that our Audit Committee be composed of three independent directors.

The Board does not have a nominating committee or committee performing the functions of such a committee. The Board has determined that the function of a nominating committee is adequately fulfilled by the independent directors. It has not established such a committee and therefore has no nominating committee charter. The full Board of Directors participates in the consideration of director nominee.

Although we have not formally set any specific minimum qualifications that director nominees must possess, we look for candidates with the appropriate experience in aviation and leasing, a strong professional background, and a general understanding of marketing, finance and other disciplines related to the success of a company in our industry. Our directors are generally nominated by our management or other directors, and each nominee is evaluated based on the above qualifications and in the context of the Board as a whole. While we do not normally engage professional search firms or other third parties in connection with our Board nomination process, we may do so in the future.

Since we do not have a history of stockholder nominations of directors, we do not have a formal policy regarding stockholder nominees to the Board. Under our Bylaws, stockholders wishing to nominate a candidate for director must give notice to our Corporate Secretary no later than the close of business on the 90th day prior to the first anniversary of our preceding year’s annual meeting. If the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or the 10th day following the day on which we publicly announce of the annual meeting date. The notice should set forth: (i) the name, age, business address and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the class and number of our shares beneficially owned by the nominee; (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person(s) pursuant to which the nomination is made by the stockholder; and (v) any other information relating to the nominee that is required to be disclosed in proxy statements for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominees proposed by stockholders will be evaluated in the same manner as those proposed by management or existing directors.

The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board. The Audit Committee meets with our financial management and our independent auditors to review our financial statements and filings, the audit and matters arising from them, and financial reporting procedures, including any significant judgments made in preparation of the financial statements. The Audit Committee currently consists of Directors Robert T. Morris (Chairman), Hans Joerg Hunziker and Gérard Laviec. All members of the audit committee are able to read and understand financial statements. Mr. Morris also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the Nasdaq listing standards. The Committee held five meetings during the 2006 fiscal year. On May 17, 2004 the Board reviewed and reapproved (originally approved on June 13, 2000) the Audit Committee Charter dated June 13, 2000 that meets the requirements of the Securities and Exchange Commission and the Nasdaq. The Audit Committee’s charter is available on the Company’s web site (www.willislease.com).

During 2006, the Audit Committee relied on an exception to the Nasdaq Marketplace Rule 4350(d)(2)(A) set forth in Marketplace Rule 4350(d)(2)(B). Rule 4350(d)(2)(A) requires that an audit committee be comprised of at least three members, each of whom must be independent. Glenn L. Hickerson, an independent director and member of the audit committee, did not stand for re-election at our 2006 annual meeting. Our stockholders voted to replace Mr. Hickerson with Hans Jörg Hunziker and the board appointed him to serve on the audit committee notwithstanding the fact that Mr. Hunziker had a prior consulting relationship with the company that disqualified him as an independent director until February 1, 2007. Mr. Hunziker provided consulting services in connection with, among other things, raising debt and equity capital in Europe and representing us with customers and potential strategic partners. The board relied on the exemption in Section 4350(d)(2)(B) which permits a non-independent director to participate on the audit committee if he meets the criteria set forth in Section 10A(m)(3) under the Securities Exchange Act and the rules thereunder and is not a current officer or employee or a family member of such officer or employee. This exemption is allowed under exceptional and limited circumstances, where the board determines that membership on the committee by the individual is required by the best interests of the company and its stockholders. Mr. Hunziker meets the criteria required by the exemption and our board determined that his participation on the audit committee was in the best interests of our stockholders because he has extensive experience in our industry and served as a member of our board from November 2000 until July 1, 2003 so he provides the board continuity and experience. During the period that we relied on the exemption, our board does not believe that such reliance materially adversely affected the ability of the audit committee to act independently.

The Compensation Committee reviews and approves our compensation arrangements for executive officers and will administer the 2007 Stock Plan. The Compensation Committee currently consists of Directors Gérard Laviec (Chairman), W. William Coon, Jr. and Robert T. Morris. This Committee held 3 meetings during the 2006 fiscal year. For additional details, see “Compensation of Executive Officers—Compensation Discussion and Analysis” elsewhere in this proxy statement.

Director Compensation

For details regarding director compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis—Director Compensation” elsewhere in this proxy statement.

Biographical Information

	Director Since	Age*
Class I Directors Whose Terms Expire at the 2008 Annual Meeting:
Robert T. Morris	2006	58
W. William Coon, Jr.	2003	67
Class II Directors Whose Terms Expire at the 2009 Annual Meeting:
Hans Jörg Hunziker	2006	57
Gérard Laviec	2002	67
Class III Director Whose Term Expires at the 2010 Annual Meeting:
Charles F. Willis, IV	1985	58

*                                 Age as of April 3, 2007.

Principal Occupations of Nominees and Continuing Directors

Charles F. Willis, IV is the founder of Willis Lease, has served as Chief Executive Officer, President and a Director since our incorporation in 1985, and has served as Chairman of the Board of Directors since 1996. Mr. Willis has over 40 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as president of Willis Lease’s predecessor, Charles F. Willis Company, which purchased, financed and/or sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the departments of flight operations, sales and marketing.

Hans Jörg Hunziker previously served as one of our Directors from November 2000 until July 1, 2003. He was elected a Class II Director at the 2006 Annual Meeting. Mr. Hunziker currently serves as the CEO of Hunziker Lease & Finance, a company he founded in Zug, Switzerland in 2002 which offers independent business consulting services to the aviation industry. From 1998 to 2002, he was the President and Chief Executive Officer of Flightlease AG Ltd., a public company involved in aircraft leasing as a subsidiary of SAirGroup whose headquarters are in Zurich, Switzerland. From 1998 to 2001, he was also co-CEO of GATX Flightlease Management GmbH, an asset management and commercial aircraft leasing company. From 1996 to 1998, he was the Chief Financial Officer of SAirServices Ltd., a group of companies including aircraft maintenance and overhaul, ground handling services, information technology and real estate, and Managing Director of SAirServices Invest Ltd. From 1991 to 1996, he was Chief Financial Officer of Swissair Associated Companies Ltd., a group of 150 companies, primarily in the hotel, catering (Gate Gourmet) and trading business. Mr. Hunziker holds a Masters Degree in Economics and Business Administration from the University of Zurich. He also received the equivalent of a doctoral degree from the University of Zurich, after successful completion of his thesis on Strategic Planning in the Airline Industry. In addition to previously serving as a director of Willis Lease Finance, he was Chairman of the Board of Flightlease Holdings (Guernsey) Limited (and a director of several of its subsidiaries in Guernsey and Bermuda), as well as Chairman of the Board of Flightlease (Netherlands) B.V., SRTechnics Group AG, SRTechnics Switzerland AG, Swisscargo AG and SAirServices Invest AG. He was also a member of the Board of Directors of FlightTechnics LLC, Delaware, Swissport Brazil Ltd., Polygon Insurance Company Ltd. and Gotland Shipping AG.

Gérard Laviec joined our Board of Directors in February 2002. In 2001, Mr. Laviec retired from his position as President and Chief Executive Officer of CFM International, a partnership between General Electric Company and SNECMA and a supplier of engines for commercial jets. Mr. Laviec joined CFM International in 1976 in its incipient phase. From 1983 to 1995, he served as General Manager in product support engineering, business operations, sales and marketing, and was named President and Chief Executive Officer of CFM International in 1995. Mr. Laviec has also served as the Chairman of the Board of Shannon Engine Support, a wholly-owned CFM International subsidiary, in Ireland since 1995. Mr. Laviec is a graduate of INSA Lyon, France with a degree in Mechanical Engineering. He served in the French Air Force as a Flight Officer in Search and Rescue teams prior to joining SNECMA, and is a Knight for the French National Order of Merit.

W. William Coon, Jr. currently serves as President, CEO and Director of T Group America. Previously, he spent 34 years at GE Aircraft Engines (“GEAE”), a division of General Electric Company (NYSE:GE), where he served in numerous management positions. Prior to retiring from GEAE in 2000, Mr. Coon was General Manager for Small Commercial Aircraft Services. From 1984 to 1998 he served as Director of Product Support, where he was responsible for supplying global services to the company’s regional airline customers. Mr. Coon holds a Bachelor of Science Degree in Aeronautical Engineering from the University of Michigan and a Masters in Business Administration from Xavier University.

Robert T. Morris is currently President of Robert Morris & Company. He joined Union Bank of California Leasing in 2004 to establish an innovative equipment leasing group, and currently serves as President of Union Bank of California Leasing. Prior to joining Union Bank of California Leasing, he was a consultant to more than 25 commercial banks for their equipment leasing operations over a 12 year period. He has also worked for Bank of San Francisco, Bank of Montreal and GATX Leasing Corporation. Mr. Morris holds a Masters Degree from the American Graduate School of International Management and a Bachelors of Arts Degree from the University of Denver with majors in Economics, Political Science and History.

PROPOSAL 1
ELECTION OF ONE CLASS III DIRECTOR

Our Board is divided into three classes, each class having a three-year term that expires in successive years. At the 2007 Annual Meeting of Stockholders, one Director will be elected in Class III, to serve a three-year term expiring at the 2010 Annual Meeting of Stockholders or until succeeded by another qualified director who has been duly elected.

The nominee for Director in Class III is Charles F. Willis, IV.

The proxy holders intend to vote all proxies received by them for the foregoing nominee, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the 2007 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE AS CLASS III DIRECTOR.

PROPOSAL 2
APPROVAL OF 2007 INCENTIVE STOCK PLAN

General

The Company’s stockholders are being asked to approve the Willis Lease Finance Corporation 2007 Incentive Stock Plan (the “2007 Plan”). The Board of Directors of the Company (the “Board”) unanimously approved the 2007 Plan on April 19, 2007. The principal provisions of the 2007 Plan are summarized below. This summary is qualified in its entirety by reference to the actual 2007 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

The 2007 Plan is intended to be the successor to the Willis Lease Finance Corporation 1996 Stock Option/Stock Issuance Plan, which expired last year. The 2007 Plan will govern the grant of stock-based awards to our employees, directors and consultants. Its purpose is to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company.

Purpose of Adopting the 2007 Plan

Adoption of the 2007 Plan will provide the Company with the continued ability to provide equity-based compensation to eligible employees, directors and consultants, thereby aligning their interests  with those of the stockholders to increase the Company’s value over the long-term.

If stockholders approve the 2007 Plan, the Company will use the 2007 Plan to compensate eligible employees, directors and consultants. If stockholders do not approve the 2007 Plan, the Company will not have a stockholder-approved plan from which to be able to make incentive stock awards to its employees on an ongoing basis.

Summary of the Key Terms of the 2007 Plan

Eligibility.   All employees, directors and consultants of the Company or of any parent or any subsidiary of the Company are eligible to receive stock awards under the 2007 Plan (each employee, director or consultant who receives such a stock award, a “Participant”). As of April 3, 2007, there were approximately fifty three employees, four independent directors and four consultants who would be eligible to participate in the 2007 Plan. Participants will receive grants of stock awards at the discretion of the Board as compensation for their services to the Company.

Types of Awards.   The types of stock awards that are available for grant under the Plan are:

•       incentive stock options;

•       non-qualified stock options;

•       restricted stock bonuses;

•       restricted stock purchase rights;

•       stock appreciation rights;

•       phantom stock units;

•       restricted stock units;

•       performance share bonuses;

•       performance share units; and

•       stapled stock appreciation rights

Administration of the 2007 Plan.   The Board shall administer the 2007 Plan unless and until the Board delegates administration to a committee (the “Committee”). The Board has the power and authority to, among other things: (i) designate eligible participants in the 2007 Plan, (ii) determine the type(s), number, terms and conditions of stock awards, as well as the timing and manner of grant, (iii) interpret the 2007 Plan, and establish, amend and revoke rules and regulations to administer the 2007 Plan, (iv) amend the 2007 Plan or any stock award granted pursuant thereto and (v) exercise such powers and perform such acts as the Board deems necessary, desirable or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2007 Plan. If the Board delegates administration to the Committee, the Committee may exercise, in connection with the administration of the 2007 Plan, any of the powers and authority granted to the Board under the 2007 Plan. The Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject to such resolutions as may be adopted from time to time by the Board (references in this summary to the Board shall thereafter be to the Committee or the subcommittee, as applicable). The Board may revoke the delegation to the Committee at any time and assume the administration of the 2007 Plan.

Stock Subject to the 2007 Plan.   The maximum aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under the 2007 Plan may not exceed two million shares (the “Share Reserve”). Any stock award will reduce the Share Reserve by one share. To the extent that a distribution pursuant to a stock award is made in cash, the Share Reserve will be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of such stock award. Shares of Common Stock covered by stock awards that expire, are cancelled, terminate, are reacquired by us prior to vesting will revert to or be added to the Share Reserve and become available for issuance under the 2007 Plan. Shares of Common Stock that are not acquired by a holder of a stock award granted under the 1996 Plan shall not revert or be added to the Share Reserve or become available for issuance under the 2007 Plan.

Other Share Limits.   The maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options under the 2007 Plan is two million shares. No employee shall be eligible to be granted incentive stock options, non-qualified stock options, or stock appreciation rights covering more than two hundred thousand shares of Common Stock during any fiscal year.

Fair Market Value.   Generally, fair market value of the Company’s Common Stock will be the closing sales price of the Company’s Common Stock on any established stock exchange (including the Nasdaq Stock Market) or on the Nasdaq SmallCap Market (if applicable) on the date of determination. On April 3, 2007, the fair market value per share of the Company’s Common Stock determined on this basis was $10.60.

Terms and Conditions of Options.   The 2007 Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our Common Stock on the date the option is granted. To the extent permitted in his or her option agreement and to the extent permitted by law, an option holder may exercise an option by payment of the exercise price in a number of different ways, including: (i) in cash or by check at the time the option is exercised, or (ii) in the discretion of the Board: (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program to the extent permitted by law, (3) by any other form of consideration permitted by law, or (4) by some combination of the foregoing. Unless there is a provision to the contrary in the individual optionholder’s stock award agreement, payment for Common Stock pursuant to an option may only be made in the form of cash, check or pursuant to a “same day sale” program. The vesting of options generally will be determined by the Board.

If an optionholder’s continuous service terminates for any reason other than disability, death or misconduct he or she will generally have three months from the date of such termination to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder’s continuous service terminates as a result of disability or death, he or she will generally have twelve months in the case of disability and eighteen months in the case of death for his or her estate to exercise his or her options (to the extent that the optionholder was entitled to exercise such options as of the date of such termination), unless his or her option agreement provides otherwise. If an optionholder’s continuous service is terminated for misconduct, his or her option will immediately terminate, unless his or her option agreement provides otherwise. However, in no event may the optionholder exercise an option past the expiration of its term as set forth in the option agreement. The term of each option granted under the 2007 Plan will generally be ten years from the date of grant.

Automatic Awards to Non-Employee Directors.   The 2007 Plan proves that in addition to any other awards that non-employee directors may be granted, non-employee directors will automatically be granted restricted stock bonuses as follows:

•       Initial award of 5,000 shares of restricted stock. Such shares will vest over a four year period.

•       Annual award of restricted stock will be equal in value to fifty percent of the Director’s annual fee. The shares will vest on the first anniversary of grant.

Terms and Conditions of Restricted Stock Bonuses and Performance Share Bonuses.   Restricted stock bonuses and performance share bonuses are grants of shares of Common Stock not requiring the payment of any monetary consideration by a Participant (except as may be required by the General Corporation Law of the State of Delaware). The vesting of restricted stock bonuses may be based on a Participant’s continuous service or the achievement of performance criteria. The vesting of performance share bonuses will always be based on the achievement of performance criteria. Restricted stock bonuses that vest based solely on a Participant’s continuous service will not fully vest in less than two years. Restricted stock bonuses that vest based solely on a Participant’s performance will not fully vest in less than one year. In the event a Participant’s continuous service terminates, all unvested shares under these awards shall be reacquired by us at no cost to us.

Terms and Conditions of Restricted Stock Purchase Rights.   Restricted stock purchase rights entitle a Participant to purchase shares of Common Stock that are subject to restrictions determined by the Board. The purchase price is determined by the Board and will not be less than 100% of the fair market value per share of Common Stock on the date the stock award is made or at the time the purchase is consummated. The purchase price of Common Stock acquired pursuant to a restricted stock purchase right will be paid by a Participant either in cash or by check at the time of purchase, or at the discretion of the Board, according to a deferred payment or other similar arrangement to the extent permitted by law. The Board shall determine the criteria under which shares of Common Stock under Restricted Stock Purchase Right agreement may vest.

Terms and Conditions of Stock Appreciation Rights.   The Board may grant stock appreciation rights independently of or in connection with an option grant. The base price per share of a stock appreciation right will be at least 100% of the fair market value per share of underlying Common Stock on the date of grant. Each stock appreciation right entitles a Participant upon redemption to an amount equal to (a) the excess of (1) the fair market value on the redemption date of one share of Common Stock over (2) the base price, times (b) the number of shares of Common Stock covered by the stock appreciation right being redeemed. To the extent a stock appreciation right is granted concurrently with an option grant, the redemption of the stock appreciation right will proportionately reduce the number of shares of Common Stock subject to the concurrently granted option. Stock appreciation rights may be paid in shares of Common Stock, cash or a combination thereof in the Board’s discretion.

Terms and Conditions of Phantom Stock Units.   A phantom stock unit is the right to receive the value of one share of Common Stock, redeemable upon terms and conditions set by the Board. Distributions upon redemption of phantom stock units may be in shares of Common Stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Board in its sole discretion.

Terms and Conditions of Restricted Stock Units and Performance Share Units.   The Board also may award restricted stock units and performance share units, both of which entitle a Participant to receive the value of one share of Common Stock per unit at the time the unit vests. Holders of restricted stock units or performance share units are not entitled to dividend equivalents unless provided by the Board at the time of grant. The Board has discretion to provide that a Participant pay for restricted stock units or performance share units with cash or other consideration permissible by law. The vesting of restricted stock units may be based on a Participant’s continuous service or the achievement of performance criteria. The vesting of performance share units will be based on the achievement of performance criteria which may include (i) earnings, (ii) net income, (iii) operating income, (iv) operating profit, (v) cash flow, (vi) stockholder returns, (vii) return measures, (viii) earnings before or after either (or any combination of) interest, taxes, depreciation or amortization, (ix) gross revenues, (x) common stock share price, (xi) reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units, (xii) market share, (xiii) annual net income to common stock, (xiv) earnings per share, (xv) annual cash flow provided by operations, (xvi) changes in annual revenues, (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisitions or divestitures, (xviii) sales, (xix) costs, (xx) results of customer satisfaction surveys, (xxi) service reliability, (xxii) operating and maintenance cost management, and/or (xxiii) achievement of business or operational goals such as market share and/or business development. Restricted stock units may vest based solely on either a Participant’s continuous service or performance criteria. Restricted stock units that vest based solely on the achievement of performance criteria, will not vest fully in less than one year. In the event a Participant’s continuous service terminates, the unvested portion of any restricted stock unit or performance share until will expire immediately. To the extent permitted by the Board in a restricted stock unit or performance share unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of such restricted stock units or performance share units if such election complies with the procedures established by applicable law.

Acceleration of Stock Awards.   The Board shall have the power to accelerate exercisability and/or vesting of any stock award granted pursuant to the 2007 Plan upon a Change of Control (as defined below) or upon the death, disability or termination of continuous service of a Participant, notwithstanding any provision in any stock award agreement to the contrary.

Adjustment.   The maximum number of shares of Common Stock subject to the 2007 Plan, the maximum number of shares of Common Stock that can be granted to an employee during any fiscal year pursuant to incentive stock options, non-qualified stock options, or stock appreciation rights, and the number of securities or other property and exercise or base price of securities or other property subject to outstanding stock awards, will be appropriately and proportionally adjusted by the Board on account of mergers, consolidations, reorganizations, recapitalizations, reincorporations, stock splits, spin-offs, stock dividends, extraordinary dividends and distributions, liquidating dividends, combinations or exchanges of shares, changes in corporate structure or other transactions in which the Company does not receive any consideration (except that conversion of convertible securities of the Company shall not be treated as a transaction in which the Company does not receive any consideration). Subject to any required action by the stockholders, the Board shall make such adjustments and the Board’s determinations with respect to any adjustment will be final, binding and conclusive.

Effect of Change of Control.   In the event of a Change of Control (as defined below), other than a dissolution or liquidation of the Company, the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity (a) assume or continue all or any part of the stock awards outstanding under the 2007 Plan or (b) substitute substantially equivalent stock awards for those outstanding under the 2007 Plan. If the outstanding awards will not be so continued, assumed, or substituted, then with respect to stock awards held by Participants whose continuous service has not terminated, the Board in its discretion may (1) provide for payment of a cash amount in exchange for the cancellation of the stock awards, (2) continue the stock awards, or (3) terminate the stock awards upon the consummation of the Change of Control, but only if Participants have been permitted to exercise or redeem any portion of (including, at the discretion of the Board, any unvested portion of) any option, stock appreciation right, phantom stock unit, restricted stock unit or performance share unit at or prior to the Change of Control. In the event of a Change of Control involving dissolution or liquidation of the Company, all outstanding stock awards will terminate immediately prior to such dissolution or liquidation.

“Change of Control” means the occurrence of any of the following: (a) the sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, (b) a merger, consolidation or similar transaction involving the Company, (c) any person or group is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, (d) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are either (i) Directors of the Company as of the date the Plan first becomes effective (ii) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described above or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company or (e) a dissolution or liquidation of the Company.

Amendment and Termination of the 2007 Plan.   The Board may amend, suspend or terminate the 2007 Plan in any respect and at any time, subject to stockholder approval, if such approval is required by applicable law or stock exchange rules. Further, any amendment or termination of the 2007 Plan will not materially impair the rights of any Participant with respect to any awards already granted to such Participant without such Participant’s consent.

Effective Date; Term of the 2007 Plan.   The 2007 Plan will become effective immediately upon its approval by the Company’s stockholders. Unless earlier terminated by the Board, the 2007 Plan will terminate on the day before the tenth anniversary of the date that the 2007 Plan is adopted by the stockholders.

Tax Consequences of the 2007 Plan

The following discussion of the federal income tax consequences of the 2007 Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2007 Plan or of stock awards granted thereunder.

Options:   An optionholder is not taxed when a non-qualified stock option is granted. On exercise, however, the optionholder recognizes ordinary income equal to the difference between the option’s exercise price and the fair market value of the underlying Common Stock on the date of exercise. Any gain (or loss) on subsequent disposition of the shares of Common Stock acquired through exercise of an option is long-term capital gain (or loss) if the shares are held for at least one year following exercise. When an incentive stock option is granted, an optionholder is not taxed on the grant of such option. Upon exercise, the optionholder does not recognize ordinary income and the Company is not entitled to an income tax deduction. The optionholder, however, must treat the excess of fair market value of the underlying Common Stock on the date of exercise over the option’s exercise price as an item of adjustment for purposes of the alternative minimum tax. If the optionholder disposes of the underlying Common Stock after the optionholder has held the Common Stock for at least two years from the date of grant and one year after the incentive stock option was exercised, the amount the optionholder receives upon the disposition over the exercise price is treated as long-term capital gain for the optionholder. If the optionholder makes a “disqualifying disposition” of the underlying Common Stock by disposing of the Common Stock before it has been held for at least two years after the date of grant and one year after the date the incentive stock option was exercised, the optionholder recognizes ordinary income equal to the excess of the fair market value of the underlying Common Stock on the date of exercise over the option’s exercise price. The Company generally is entitled to an income tax deduction equal to the ordinary income recognized by the optionholder for the Company’s taxable year that ends with or within the taxable year in which the optionholder recognized such ordinary income.

Stock Appreciation Rights and Phantom Stock Units:   The grant of a stock appreciation right or phantom stock unit generally is not a taxable event for a Participant or the Company. Upon redemption of the stock appreciation right or vesting of the phantom stock unit, the Participant generally will recognize ordinary income equal to the amount of cash and/or the fair market value (as of the date of receipt) of shares received. The Company will be entitled to a tax deduction in the same year and for the same amount of ordinary income recognized. If the stock appreciation right is settled in shares, the Participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the Participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the recipient held the shares for more than one year.

Restricted Stock Bonuses, Performance Share Bonuses, Restricted Stock Purchase Rights, Restricted Stock Units and Performance Share Units:   Recipients of restricted stock bonuses,

performance shares bonuses, restricted stock purchase rights, restricted stock units and performance share units do not recognize income at the time of the grant of such awards (unless, in the case of the grant of restricted stock bonuses and performance share bonuses or the purchase of shares under a restricted stock purchase right, the recipient makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant or exercise, as applicable). However, upon payment to Participants of shares of Common Stock with respect to stock units or upon the lapse of restrictions with respect to restricted stock, Participants generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

Limits on Deductions.   Under Section 162(m) of the Internal Revenue Code, our ability to deduct compensation paid to our chief executive officer and the four other most highly paid executive officers in a particular year is limited to $1 million per person, except that compensation that is “performance-based,” as defined under Section 162(m), will be excluded for purposes of calculating the amount of compensation subject to this $1 million limitation. Our ability to deduct compensation paid to any other executive officer or employee is not affected by this provision.

New 2007 Plan Benefits

No options or stock appreciation rights have been granted and no shares of Common Stock have been issued under the 2007 Plan. The effectiveness of the 2007 Plan is dependent on receiving shareholder approval. The granting of awards under the 2007 Plan to employees and consultants is discretionary, and we cannot now determine the number or type of award to be granted in the future to any particular person or group of employees. The granting of restricted stock bonuses to non-employee directors will be non-discretionary as described above in the section entitled “Automatic Awards to Non-Employee Directors.”

New Plan Benefits

2007 Incentive Stock Plan

The table below provides the determinable benefits to be awarded under the 2007 Plan, when it is adopted, assuming the closing price of Company stock on the day of the Annual Meeting of Stockholders is $10.50.

Name and Position	Dollar Value	Number of Units(1)
Non-executive director group	$192,990	18,380

(1)                       Restricted Stock

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE WILLIS LEASE FINANCE CORPORATION’S 2007 INCENTIVE STOCK PLAN.

EXECUTIVE OFFICERS OF WILLIS LEASE FINANCE CORPORATION

Our executive officers are as follows:

Name	Age*	Positions and Offices
Charles F. Willis, IV**	58	President and Chief Executive Officer
Lee G. Beaumont	49	Executive Vice President and Chief Operating Officer
Donald A. Nunemaker	59	Executive Vice President, General Manager—Leasing
Bradley S. Forsyth	41	Senior Vice President and Chief Financial Officer
Thomas E. MacAleavey	54	Senior Vice President, Sales and Marketing
Thomas C. Nord	66	Senior Vice President, General Counsel and Secretary

*                                 Age as of April 3, 2007.

**                          See business experience background under “Principal Occupation of Nominees and Continuing Directors.”

Lee G. Beaumont , a 20 year veteran in the aerospace industry, joined us in 2006. He currently serves as our Executive Vice President and Chief Operating Officer. Formerly, Mr. Beaumont was a consultant to The Carlyle Group of Washington, D.C. Prior to his consulting assignment, he was with Standard Aero Limited for 20 years, including four years as President of their US subsidiary. Under his leadership the company more than tripled its share of the engine remanufacturing market to 45% and generated more than $400 million in revenue. A 1997 graduate of the Stanford Executive Program, Mr. Beaumont holds both a Bachelor of Commerce Degree and a Bachelor of Science Degree from the University of Manitoba. He is a member of the Canadian Institute of Chartered Accountants and has lectured at the University of Manitoba on computer accounting systems.

Donald A. Nunemaker has been with us since July 1997 and currently serves as our Executive Vice President and General Manager—Leasing. Prior to his appointment as General Manager—Leasing, he served as Chief Operating Officer until September of 2006, and prior to that as Chief Administrative Officer until March 2001. Mr. Nunemaker also served on our Board of Directors from June to November 2000. Mr. Nunemaker is responsible for managing our day-to-day operation and has been extensively involved in the equipment leasing industry since 1973. From 1995 to 1996, Mr. Nunemaker was President and CEO of LeasePartners, Inc., a leasing company based in Burlingame, California, which was acquired in 1996 by Newcourt Credit Group. From 1990 to 1994, Mr. Nunemaker was Executive Vice President of Concord Asset Management, Inc., an aircraft and computer leasing subsidiary of Concord Leasing, Inc., which was owned by the HSBC Group. Before joining Concord in 1990, Mr. Nunemaker was President and CEO of Banc One Leasing Corporation of New Jersey. Prior to that he spent thirteen years with Chase Manhattan Leasing Company in a variety of senior line and staff positions. Mr. Nunemaker has an Masters in Business Adminstration Degree from Indiana University.

Bradley S. Forsyth joined us in January 2007, bringing more than 14 years of experience in the finance and aviation industries. Mr. Forsyth is responsible for the capital markets, finance, treasury, accounting, risk management and systems functions of the Company. Prior to joining Willis Lease, he served as Standard Aero’s Vice President of Finance, providing financial management support to nine business units with $800 million in annual sales. Formerly he was with Price Waterhouse (now PriceWaterhouse Coopers) practicing in their audit and tax departments. He is a Chartered Accountant and graduated from the University of Manitoba with a Bachelor of Commerce Degree.

Thomas E. MacAleavey joined us in 1998 as Vice President of Marketing. Effective as of February 20, 2002, Mr. MacAleavey was designated Senior Vice President, Sales and Marketing. From 1996 to 1998, Mr. MacAleavey was Managing Director of MacAleavey Aviation Inc., advising airlines and financial institutions on the acquisition and sale of aviation related portfolios. From 1990 to 1996, he was

Vice President, Aircraft Marketing at Concord Asset Management, Inc., an aircraft and computer leasing subsidiary of Concord Leasing, Inc., which was owned by the HSBC Group. Prior to 1990, he held director of marketing positions at Guinness Peat Aviation, GATX Leasing, and Intercredit Corporation. From 1975 to 1977, Mr. MacAleavey was with the Ministry of Commerce in Ireland as part of the Foreign Trade Delegation working in South America and Eastern Europe. He started his career at The Economist Intelligence Unit in London. He is a graduate in Economics of Trinity College, Dublin.

Thomas C. Nord has served as our Senior Vice President and General Counsel since July 2003. Mr. Nord is responsible for managing our legal affairs. From May 1977 to March 2003, he was an attorney with GATX Financial Corporation, a specialized finance and leasing company (“GATX”) located in San Francisco, California. During most of his career at GATX, from January 1981 until March 2003, he was their Managing Director, General Counsel and Secretary.. From February 1974 until May 1977, Mr. Nord was Counsel to Irving Trust Company which is located in New York, New York. From June 1969 to February 1974 Mr. Nord was associated with the New York City law firm of Seward & Kissel. Mr. Nord holds a Juris Doctorate Degree from the University of North Carolina.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 3, 2007 by: (i) each person who is known to us to own beneficially more than five percent of the outstanding shares of our common stock; (ii) each Director; (iii) each officer listed in the Summary Compensation Table; and (iv) all Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or director is c/o Willis Lease Finance Corporation, 2320 Marinship Way, Suite 300, Sausalito, CA 94965.

	Common stock(1)
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class
Charles F. Willis, IV	3,444,873	(2)	39.82%
Donald A. Nunemaker	417,721	(3)	4.94%
Thomas E. MacAleavey	11,250	(4)	*
Robert M. Warwick	31,000	(5)	*
Thomas C. Nord	31,000	(6)	*
W. William Coon, Jr	—		*
Gérard Laviec	38,431	(7)	*
Hans J. Hunziker	1,250		*
Robert T. Morris	—		*
All Directors and Executive Officers as a group (8 persons)	3,975,525		43.35%
Wells Fargo & Company	1,379,700	(8)	17.13%
Dimensional Fund Advisors Inc.	514,740	(9)	6.39%
JAM Partners LP	605,439	(10)	7.52%

*                                 Less than one percent of our outstanding common stock.

(1)                       Except as indicated in the footnotes to this table, the stockholders named in the table are known to us to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after April 3, 2007, including, but not limited to, upon the exercise of an option.

(2)                       Includes 2,619,206 shares held by CFW Partners, L.P., a California limited partnership, of which Charles F. Willis, IV, holds a one percent (1%) interest as sole general partner and an eighty percent (80%) interest as a limited partner. A trust for the benefit of Mr. Willis’ adult son holds the remaining nineteen percent (19%) interest as a limited partner. Also includes (i) 10,486 shares held in a joint tenancy account with a family member of Mr. Willis who does not live in the same household; (ii) Mr. Willis is the custodian of 18,461 shares held as custodian under an account in the name of Charles F. Willis, V; and, (iii) 796,720 shares held by Mr. Willis in his individual capacity, which includes 596,720 options to purchase shares at a weighted average exercise price of $7.06.

(3)                       Includes 409,650 options to purchase shares at a weighted average exercise price of $7.79 per share.

(4)                       Includes 11,250 options to purchase shares at a weighted average exercise price of $5.86.

(5)                       Mr. Warwick resigned, effective February 1, 2007

(6)                       Includes 28,000 options to purchase shares at a weighted average exercise price of $6.82 per share. Mr. Nord also owns 2,500 Series A preferred shares which he purchased on February 7, 2006 at $10.00 per share.

(7)                       Comprised of 38,431 options to purchase shares at a weighted average exercise price of $5.56 per share.

(8)                       Based on Schedule 13G/A filed by Wells Fargo & Company with the Securities and Exchange Commission on February 9, 2007. Wells Fargo & Company’s mailing address is 420 Montgomery Street, San Francisco, CA 94104.

(9)                       Based on Schedule 13G/A filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on February 9, 2007. Dimensional Fund Advisors Inc.’s mailing address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(10)                Based on Schedule 13G/A filed by Sy Jacobs with the Securities and Exchange Commission on February 13, 2007. JAM Partner, L.P.’s mailing address is One Fifth Avenue, New York, NY 10003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Directors, executive officers and holders of more than ten percent of our common stock are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to us and written representations from our officers and Directors, we believe that, except as set forth below, during the fiscal year ended December 31, 2006, our Directors, executive officers and holders of more than ten percent of our common stock complied with all applicable Section 16(a) filing requirements. Glenn L. Hickerson, a former director, sold 10,000 shares of the Company’s Series A Preferred Stock on April 18, 2006. The Company was notified of the purchase and filed a Form 4 on April 21, 2006. Hans Joerg Hunziker was granted an option to purchase 5,000 shares of the Company’s Common Stock on May 25, 2006. The Company filed a Form 4 on June 12, 2006. Gerard Laviec and William M. LeRoy were each granted options to purchase 4,281 shares of the Company’s Common Stock on May 25, 2006. The Company filed a Form 4 on May 31, 2006. William M. Leroy, a former director, exercised options and sold 500 shares of the Company’s Common Stock on May 22, 2006. The Company filed a Form 4 on May 25, 2006. Mr. LeRoy exercised options for and sold 2,803 shares of Company’s Common Stock on May 25, 2006. The Company filed a Form 4 on May 31, 2006. He also purchased 2,500 shares of the Company’s Series A Preferred Stock on February 7, 2006. The Company was notified of the purchase and filed a Form 4 on March 8, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION & ANALYSIS

This Compensation discussion and analysis describes the material elements of our compensation program for named executive officers. The Compensation Committee of the Board of Directors (the “Committee”) oversees the design and administration of our executive compensation programs. The Committee is comprised of three independent directors:  Gérard Laviec (Chair), W. William Coon, Jr. and Robert Morris. The Committee meets formally twice per year, and more often if needed. Each meeting includes an executive session, with no member of management present. The Committee’s charter is available on the Company’s web site (www.willislease.com).

The Committee retains compensation consultants from time to time to evaluate executive compensation levels and advise on specific programs; the consultants report directly to the Committee. In 2006, the Committee retained Smith Consulting to advise on various compensation issues. Smith Consulting has no other contract or business relationship with Willis Lease.

None of our executive officers currently serves on the Committee. None of our executive officers is, or was during 2006, serving as a director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, as a director of or on our Committee.

Compensation Philosophy and Objectives

The objectives of our compensation programs are to attract and retain high performing executives, to provide a substantial link between the company’s performance and executive pay, and to provide shareholders with a superior rate of return.

It is difficult to make direct comparisons with our competitor’s pay practices—most of the Company’s direct competitors are business units within much larger corporations such as General Electric, United Technologies and Bank of Tokyo Mitsubishi—therefore, the Committee makes its decisions based primarily on its understanding of compensation practices in the aviation services and leasing markets, generally and for companies of comparable size. This information comes through executive recruiting and compensation surveys including, “Watson Wyatt Data Services 2006 Top Management Compensation Report.” Comparisons included financial institutions with comparable assets and all industry data for companies with comparable sales volume. These surveys allow the Committee, with the aid of Smith Consulting, to consider the compensation practices of comparably sized companies.

Our intention is to provide total compensation opportunity targeted at the 75th percentile of prevailing market compensation, and to pay that level of compensation only when the Company’s financial goals are achieved or exceeded.

Governance of Compensation Programs

Our CEO, in conjunction with human resources, develops recommended annual salaries, incentive targets and long-term incentive compensation for the named executive officers. Using the published survey and comparator group information described above under “Compensation Philosophy and Objectives,” and based on competitive market information provided by the Committee’s outside consultant, the Committee approves the annual salaries, incentive targets and long-term incentive compensation for the named executive officers.

In 2006 and early 2007, with the advice of Smith Consulting, the Committee approved the terms of employment contracts negotiated with Messrs. Beaumont and Forsyth as being consistent with current market for their respective positions. The Committee also approved increases in Messrs. Willis’ and Nord’s base salaries. In Mr. Willis’ case the increase represents the Committee’s assessment of his performance and input from its consultant. In Mr. Nord’s case the Committee considered Mr. Willis’ recommendation and input from its consultant and increased his compensation over a two-year period because it believed that it was out of step with the market.

Elements of Compensation

Components of the total executive compensation package include:

Base Salary:   Each officer’s base salary is set on the basis of the Committee’s assessment of salary levels in effect for comparable positions in the labor market, the officer’s personal performance, and internal comparability considerations. The weight given these factors may vary from individual to individual. Base salaries are reviewed annually, and adjustments are made in accordance with the factors described above.

Annual Incentive Compensation:   The Committee has established an annual incentive program designed to reward both the achievement of specific financial goals and individual performance. Executives participate in a company-wide bonus plan with each employee participant having an individual target bonus based on a percentage of base salary. The bonus plan rewards the achievement of a financial goal set by the Board on an annual basis. A “bonus pool” is determined in the annual budgeting process which will be funded if we achieve the financial goal.

In 2006 the bonus plan provided for a bonus pool based on the achievement of a net income goal established by the Board. If the pre-established goal is achieved the bonus pool will be fully funded and the executives will receive essentially 100% of their target bonuses which range from 100% (in the case of the CEO) to 50% of base salary. If the net income is less than the pre-established goal the bonus pool is correspondingly reduced. If net income is less than 80% of this goal the bonus pool is eliminated and no bonuses are paid. Similarly, if the results exceed the goal, 20% of the excess is added to the bonus pool. The bonus program also provides for a discretionary pool which is deducted from the larger pool. This discretionary pool is allocated by the Committee based on evaluation of performance as recommended by the CEO.

As part of a strategic review during 2006 we determined to manage the Company to achieve an increasing return on common equity (“ROE”). Pursuant to this decision the measure for creation of the Bonus Pool described above was changed to the achievement of a budgeted ROE. The structure of the annual incentive program for 2007 is otherwise similar to the 2006 program described above.

Long-term Incentive Compensation:   To reward executives for the long term growth in the value of the Company’s shares, the Committee also makes annual long-term incentive grants.

In recent years, stock options (non-qualified and incentive stock options) have been the primary form of long-term incentive for our executives. Only one stock option grant was made in early 2006 in connection with Mr. Warwick’s promotion to Chief Financial Officer. Because the 1996 Stock Option Plan expired in June 2006, no shares are currently available for option grants until the shareholders approve the proposed new program. In 2007 stock appreciation rights (payable in cash) were issued to two key recent hires (Messrs. Beaumont and Forsyth) in connection with their employment in lieu of options.

Under the program being proposed at the Annual Meeting of Stockholders, these awards may take the form of stock options, restricted stock, stock appreciation rights, or long-term cash incentives. The intent is to model awards under this program to provide potential gains that are competitive with those offered in comparable companies.

Employee Stock Purchase Plan:   With the exception of the CEO, whose ownership level precludes his participation under IRS regulations, our named executive officers, as well as all other eligible employees, may purchase Company shares at a discount under the Employee Stock Purchase Plan.

Under the 1996 Employee Stock Purchase Plan (the “Purchase Plan”) 175,000 shares of common stock have been reserved for issuance. Participants may purchase not more than 1,000 shares or $25,000 of common stock in any one calendar year. Each January 31 and July 31, shares of common stock are purchased with the employees’ payroll deductions from the immediately preceding six months at a price per share of 85% of the lesser of the market price of the common stock on the purchase date or the market price of the common stock on the date of entry into an offering period. The weighted average per share fair value of the employee’s purchase rights under the Purchase Plan for the rights granted in 2006 was $2.87.

Although we do not have a specific policy requiring stock ownership, we believe that the Stock Purchase Plan encourages our executives to purchase shares of the Company’s stock. All the eligible executives participate in the Purchase Plan. We encourage stock ownership in order to align our executives’ interests with those of our stockholders.

Deferred Compensation:   We maintain a Deferred Compensation Plan that permits participating executives to defer payment of up to 80% of their base salaries and/or part or all of their bonuses. Through the Deferred Compensation Plan, the Willis Lease Finance Corporation Deferred Compensation Plan Trust invests all deferred amounts in investment funds and horizon portfolios (compatible with the investment options under Section 401(k) of the Internal Revenue Code of 1986, as amended) pursuant to the election of each participant. The Committee determines the participant’s “Annual Company Matching Amount” for any plan year to be added to the amount the participant elects to contribute from his/her salary and/or bonus. Such amounts are vested in accordance with a vesting schedule set forth in the Deferred Compensation Plan. In the 2006 fiscal year, we did not contribute any “Annual Company Matching Amount.”

Mr. Willis is the only executive who has elected to participate in the Deferred Compensation Plan. In 2006 and early 2007 he terminated his participation and withdrew the balances of his previous deferred compensation. As a result he has no accumulated deferrals.

Executive Stock Ownership

While the Company promotes share ownership by its executives, and encourages them to acquire shares through long-term stock incentives, there are currently no specific guidelines for executive ownership in relation to compensation.

Severance Payments

As described in detail below, employment contracts for Messrs. Willis, Beaumont, Forsyth, Nunemaker and Nord specify certain severance benefits to be paid in the event of an involuntary termination or termination after a change of control. Consistent with our compensation philosophy, the Committee believes that the interests of stockholders are best served if the interests of senior management are aligned with those of the stockholders. To this end, we provide enhanced change of control severance benefits to certain of our executive officers to reduce any reluctance of the executive officers to pursue or support potential change in control transactions that would be beneficial to our stockholders. The agreement to pay such severance resulted from negotiations of employment terms with our named executive officers. For further details, please refer to the section “Termination and Change in Control Payments” elsewhere in this proxy statement.

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the CEO and CFO, based on total compensation excluding change in pension value and nonqualified deferred compensation earned during fiscal year 2006 for their services with us in all capacities.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Grants ($)(1)(2) (f)		Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5) (i)		Total ($) (j)
Charles F. Willis, IV	2006	618,125	—	—	—		584,391	—	38,011	(6)	1,240,527
PRES., CEO
Robert M. Warwick	2006	235,000	—	—	104,626	(3)	137,305	—	157,465	(8)	634,396
EVP, CFO(8)
Lee G. Beaumont	2006	182,474	—	—	—		150,580	—	35,284	(7)	368,338
EVP, COO
Donald A. Nunemaker	2006	297,275	—	—	—		238,894	—	19,423		555,592
EVP, GM-Leasing
Thomas E. MacAleavey	2006	200,000	—	—	—		371,174	—	13,218		584,392
SVP, Sales & Marketing
Thomas C. Nord	2006	237,040	—	—	—		113,914	—	12,850		363,804
SVP, GC, Sec.

Option Awards

(1)                        The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to 2006.

(2)                        In recent years, stock options (non-qualified and incentive stock options) have been the primary form of long-term incentive for our executives. No shares are available for option grants until the stcokholders approve a new program.

(3)                        Only one stock option grant was made in 2006 to Mr. Warwick in connection with his promotion to Chief Financial Officer.

Annual Incentive Program

(4)                        Reflects cash bonuses paid to our named executive officers pursuant to the annual incentive program. For a description of the program, see “Compensation of Executive Officers—Compensation Discussion & Analysis—Elements of Compensation—Annual Incentive Compensation” elsewhere in this proxy statement.

All Other Compensation

(5)                        Unless otherwise noted, amounts shown represent the following payments made on behalf of the officers: a 401(k) matching contribution, life insurance premium, and perquisites (if applicable). Perquisites include financial planning services

(6)                        As part of an employment agreement executed in 2000, Mr. Willis is provided a company car, two club memberships to facilitate his role as a Company representative in the community, and financial, tax, and estate planning services with a maximum value of $15,000 per year. The amount of perquisites for Mr. Willis is included because the aggregate amount exceeds $10,000 for 2006. The perquisites for Mr. Willis is valued as follows:

	2006
	Financial Planning	Company Car	Club Memberships
Charles F. Willis, IV	$15,000	$3,239	$6,840

(7)                        Includes relocation reimbursement in the amount of $35,000 to assist with relocation to the Company’s headquarters in Sausalito.

Resignations and New Appointments

(8)                        Mr. Warwick resigned effective February 1, 2007. He was paid severance in the amount of $146,954, which includes the cost to the Company of $26,158 of acceleration of the vesting of certain previously granted stock options.

The following table sets forth certain information with respect to the grant of non-equity incentive plan awards under our Annual Incentive Program. As described above, we did not grant any equity awards in 2006.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($)(3) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	or Units (#) (i)	Options (#) (j)	Awards ($/Sh) (k)	Awards ($)(2) (l)
Charles F. Willis, IV		309,063	618,125	—	—	—	—	—	—	—	—
PRES., CEO
Robert M. Warwick	2/1/06			—	—	—	—	—	24,000	9.40	104,627
EVP, CFO		70,500	141,000
Lee G. Beaumont		78,401	156,800	—	—	—	—
EVP, COO
Donald A. Nunemaker		126,342	252,684	—	—	—	—	—	—	—	—
EVP, GM-Leasing
Thomas E. MacAleavey		—	—	—	—	—	—	—	—	—	—
SVP, Sales &
Marketing
Thomas C. Nord		59,260	118,520	—	—	—	—	—	—	—	—
SVP, GC, SEC.

(1)                          Reflects awards from the 2006 annual incentive program.

(2)                          The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R).

(3)                          Maximum depends on Company results for the year. Earnings in excess of target amount are shared between bonus pool (20%) and stockholders (80%).

The following table sets forth certain information with respect to the outstanding equity awards held by the named executive officers at the end of 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares of Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Charles F. Willis, IV	14,750		44,250	9.20	8/5/2015
PRES, CEO	110,414		17,540	5.01	3/3/2013
	36,614			4.68	5/8/2012
	150,000			5.40	10/12/2011
	140,000			10.00	2/27/2011
	66,942			5.50	10/13/2010
	14,028			14.00	9/3/2008
	2,086		19,960	5.51	3/3/2008
	24,386			5.15	5/8/2007
Robert M. Warwick	4,000		24,000	9.40	2/1/2016
EVP, CFO			12,000	9.20	8/15/2015
Lee G. Beaumont	—
EVP, COO
Donald A. Nunemaker	7,000		21,000	9.20	8/15/2015
EVP, GM-Leasing	2,060		12,500	5.01	3/3/2013
	35,440			5.01	3/3/2013
	56,000			10.00	2/27/2011
	12,501			5.50	10/13/2010
	37,499			5.50	10/13/2010
	30,000			4.19	10/25/2009
	5,893			15.56	4/22/2009
	24,107			15.56	4/22/2009
	28,568			14.00	9/3/2008
	1,432			14.00	9/3/2008
	30,000			14.75	7/30/2007
Thomas E. MacAleavey	5,000		15,000	9.20	8/5/2015
SVP, Sales &			6,250	5.01	3/3/2013
Marketing
Thomas C. Nord	5,500		16,500	9.20	8/5/2015
SVP, GC, SEC.	22,500		7,500	5.07	8/7/2013

(1)                        Unexercisable options vest in four equal annual installments on each anniversary of the grant date.

The following table sets forth certain information with respect to options exercised by the named executive officer and stock that vested during fiscal year 2006.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended 2006

	Option Awards		Stock Awards
Name of Executive Officer (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Charles F. Willis, IV	20,000	92,500	—	—
PRES., CEO
Robert M. Warwick	—	—	—	—
EVP, CFO
Lee G. Beaumont	—	—	—	—
EVP, COO
Donald A. Nunemaker	—	—	—	—
EVP, GM-Leasing
Thomas E. MacAleavey	18,750	95,697	—	—
SVP, Sales & Marketing
Thomas C. Nord	—	—	—	—
SVP, GC, SEC.

We do not offer pension benefits and have, therefore, omitted the Pension Benefits table.

NONQUALIFIED DEFERRED COMPENSATION(1)
For Fiscal Year Ended 2006

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FY ($) (f)
Charles F. Willis, IV	180,580	—	40,299	265,004	199,529
PRES., CEO
Robert M. Warwick	—	—	—	—	—
EVP, CFO
Lee G. Beaumont	—	—	—	—	—
EVP, COO
Donald A. Nunemaker	—	—	—	—	—
EVP, GM-Leasing
Thomas E. MacAleavey	—	—	—	—	—
SVP, Sales & Marketing
Thomas C. Nord	—	—	—	—	—
SVP, GC, SEC.

(1)                       We maintain a Deferred Compensation Plan that permits participating executives to defer payment of up to 80% of their base salaries and/or part or all of their bonuses. Through the Deferred Compensation Plan, the Willis Lease Finance Corporation Deferred Compensation Plan Trust invests all deferred amounts in investment funds and horizon portfolios (compatible with the investment options under Section 401(k) of the Internal Revenue Code of 1986, as amended) pursuant to the election of each participant. The Committee determines the participant’s “Annual Company Matching Amount” for any plan year to be added to the amount the participant elects to contribute from his/her salary and/or bonus. Such amounts are vested in accordance with a vesting schedule set forth in the Deferred Compensation Plan. In the 2006 fiscal year, we did not contribute any “Annual Company Matching Amount.”  Mr. Willis is the only executive who has elected to participate in the Deferred Compensation Plan. In 2006 and early 2007 he terminated his participation and withdrew the balances of his previous deferred compensation.

Termination and Change in Control Payments

Employment contracts for Messrs. Willis, Beaumont, Warwick, Nunemaker and Nord specify certain severance benefits to be paid in the event of an involuntary termination or a change of control.

The maximum of these benefits, payable to Mr. Willis, would represent three times his base salary and the average annual incentives he earned during the three years prior to his termination, plus payment of unvested annual incentives due during the year of termination, distribution of unpaid deferred compensation, immediate vesting of all stock options, and continued coverage for three years under the Company’s employee group benefit plans.

The maximum of these benefits, payable to Mr. Beaumont, would represent one year of his base salary for termination without cause or 18 months salary upon a change in control, plus, in case of a change in control, the average annual incentives he earned during two years prior to his termination, plus payment of unvested annual incentives due during the year of termination, distribution of unpaid deferred compensation, immediate vesting of all stock options scheduled to vest during the two years following the termination date, and continued coverage for one year under the Company’s employee group benefit plans.

The maximum of these benefits payable to Mr. Nunemaker would represent one year of his base salary for termination without cause or one and one half year’s salary upon a change in control, plus, in case of a change in control, the average annual incentive he earned during the two years prior to his termination or one and one half times the average annual incentives earned during the two years prior to his termination upon a change of control, plus a prorated portion of his annual incentives due during the year of termination, distribution of unpaid deferred compensation, immediate vesting of all stock options, and continued coverage for one year under the Company’s employee group benefit plans or 18 months if a change of control.

The maximum of these benefits, payable to Mr. Warwick, would represent six months of his base salary for termination without cause or one year’s salary upon a change in control, plus, in case of a change in control, the average annual incentives due during the two years prior to his termination, plus payment of annual incentives due during the year of termination, distribution of unpaid deferred compensation, immediate vesting of all stock options scheduled to vest during the two years following the termination date, and continued coverage for six months under the Company’s employee group benefit plans.

The maximum of these benefits, payable to Mr. Nord, would represent six months of his base salary for termination without cause or one year’s salary upon a change in control, plus, in case of a change in control, the average annual incentive he earned during the two years prior to his termination, plus payment of annual incentives due during the year of termination, distribution of unpaid deferred compensation, immediate vesting of all stock options scheduled to vest during the two years following the termination date, and continued coverage for six months under the Company’s employee group benefit plans.

However, if any of these payments or benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”), as amended, and would be subject to the Excise Tax imposed by Section 4999 of the Code, the contract stipulates that payments to Messrs. Willis, Beaumont, Warwick, Nunemaker and Nord will be reduced to an amount equal to the larger of the amount the executive would receive if they payment were reduced to a level that would not trigger the “parachute payment” excise tax, or the full payment subject to the excise tax.

If a named executive officer ceases to be employed by us because of his resignation or retirement, no severance payments are owed by us.

The following table shows potential payments to our named executive officers under existing contracts for termination without cause or in connection with a change in control in each case, on December 31, 2006.

Potential Payments on Termination or Change of Control

Willis		Beaumont		Nunemaker		Nord		Warwick
Termination	Change	Termination	Change	Termination	Termination	Termination	Termination	Termination	Change

Severance payment	$1,854,375	$1,854,375	$350,000	$525,000	$297,275	$445,913	$118,520	$237,040	$117,500	$235,000
In lieu of notice	309,063	309,063	350,000	350,000	148,638	148,638	118,520	118,520	117,500	117,500
Annual incentives	1,263,000	1,263,000	146,638	146,638	193,151	289,727	91,400	91,400	74,590	74,590
Accrued Vacation and Sick Pay	95,096	95,096	24,278	29,888	45,734	45,734	36,467	36,467	34,268	34,268
Continued Coverage under all group plans	69,275	69,275	7,104	10,656	20,589	30,884	4,378	8,756	3,296	6,592
Club Memberships	20,520	20,520	—	—	—	—	—	—	—	—
Financial/Tax/ Estate Planning	45,000	45,000	—	—	5,000	—	—	—	—	—
Total Severance Payment	$3,895,034	$3,895,034	$878,020	$1,062,182	$800,282	$1,050,791	$427,140	$550,038	$377,154	$497,950

Immediate Vesting of unexercisable stock options (number of options)	238,705	238,705	—	—	89,895	89,895	57,855	57,855	30,000	30,000

Director Compensation

Our outside, independent directors have been compensated by a combination of an annual cash retainer, meeting fees, stock options, and additional stipends for the Chairs of the Audit and Compensation Committees. In addition, new independent directors are granted options to purchase 5,000 shares of Company stock on their appointment.

The Company does not provide additional compensation to executives who serve on the Board.

For 2006, the annual retainer was $20,000 for each independent director, who also received an annual grant of stock options valued at $20,000, based on the Black-Scholes method of valuing stock options. The Chair of the Audit Committee received an additional stipend of $7,500 and the Chair of the Compensation Committee received an added stipend of $5,000.

The following table summarizes compensation by individual independent director for 2006.

DIRECTOR COMPENSATION
For Fiscal Year Ended 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Gerard Laviec	30,500	—	20,002	—	—	—	50,502
Hans Joerg Hunziker(2)	17,000	—	23,361	—	—	—	40,361
W. William Coon, Jr.(6)	1,041	—	—	—	—	—	1,041
Robert T. Morris(3)	9,375	—	—	—	—	—	9,375
William M. LeRoy(4)	27,125	—	20,002	—	—	—	47,127
Glenn L. Hickerson(5)	14,000	—	—	—	—	—	14,000

(1)                       The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(R). These amounts may reflect options granted in years prior to 2006.

(2)                       Mr. Hunziker was elected by the stockholders on May 25, 2006 to replace Mr. Hickerson.

(3)                       Mr. Morris was elected by the board on October 9, 2006 to replace Mr. LeRoy.

(4)                       Mr. LeRoy resigned as a director effective October 9, 2006.

(5)                       Mr. Hickerson did not stand for reelection at our annual stockholders meeting held on May 25, 2006.

(6)                       Mr. Coon was the nominee of FlightTechnics LLC, an approximately 14% stockholder, as such he was not compensated by us. We repurchased their stock on December 12, 2006. He has agreed to remain on the Board as an independent director and as such receives director fees.

In February 2007, based on an analysis of market levels for Board compensation in companies the size of Willis Lease conducted by Smith Consulting, the Board voted to adopt a new schedule for independent director compensation, to be effective January 1, 2007. The total fee was increased to $88,000 per year, one-half payable in cash and on-half in the form of an award of restricted stock based on the closing price of the Company’s shares on the date of the Annual Meeting of Stockholders. The Chair of the Audit Committee continues to receive a $7,500 stipend and the Compensation Chair receives a $5,000 stipend.

Under the proposed 2007 Plan each non-employee Board member will receive a restricted stock grant of 5,000 shares of common stock when they first become a non-employee Board member. In addition each individual who is to continue to serve as an independent director will be granted $44,000 worth of restricted stock based on the market price of our common stock on the date of the Company’s Annual Meeting of Stockholders.

Each 5,000 share initial restricted stock grant vests in a series of four successive equal annual installments over the optionee’s period of continued service as a Board member measured from the option grant date. Each $44,000 value annual restricted stock grant vests in one installment on the optionee’s completion of one year of Board service measured from the grant date.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our review of and the discussions with management with respect to the Compensation Discussion and Analysis, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

COMPENSATION COMMITTEE
Gérard Laviec, Committee Chair
W. William Coon, Jr.
Robert T. Morris

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of the following three independent directors: Gérard Laviec, Chairman, W. William Coon, Jr., and Robert T. Morris. None of our executive officers currently serves on our Compensation Committee. None of our executive officers is, or was during 2006, serving as a director of or member of the compensation committee of another entity, one of whose executive officers serves, or served, as a director of or on our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three directors, each of whom is independent as defined by the Nasdaq listing standards. The Committee operates pursuant to the Audit Committee Charter.

Our management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with our management. This review included a discussion of the quality, and not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee also reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. This review included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with the independent auditors their independence from us and our management, including the matters in those written disclosures.

The Committee discussed with us and our independent auditors the overall scope and plans for their respective audits. The Committee met with our independent auditors, with and without our management present, to discuss the results of their audit, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions with our management and the independent auditors referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Robert T. Morris, Audit Committee Chairman
Hans Joerg Hunziker
Gérard Laviec

INDEPENDENT PUBLIC ACCOUNTANTS

Our auditors are KPMG LLP, and they were responsible for the audit of our financial statements as of and for the 2006 fiscal year.

Fees Billed to Willis Lease by KPMG LLP

For the 2006 and 2005 fiscal years, fees for services provided by KPMG LLP to us were as follows:

		2006	2005
A.	Audit Fees(1)	$565,605	$736,755
B.	Audit Related Fees	—	—
C.	Tax Fees	—	—
D.	All Other Fees(2)	74,500	—
		$640,105	$736,755

(1)                       Audit fees billed to us by KPMG during the 2006 and 2005 fiscal years include the audit of our annual financial statements and quarterly reviews of financial statements included in our quarterly reports on Form 10-Q. Amounts billed for 2006 under Audit fees included $111,000 in fees incurred related to our preferred stock offering. All Other Fees related to professional services rendered in support of due diligence relating to potential business expansion. Amounts billed under Audit fees for 2005 include $235,000 fees in connection with and response to an SEC comment letter, restatements of financial statements and amendments to the 2004 Form 10-K and Form 10-Q for the Quarterly Periods ended March 31, 2005 and June 30, 2005 and $140,755 of fees incurred related to the preferred stock offering.

(2)                       Services rendered in support of due diligence relating to a potential business expansion.

All fees described above were approved by the Audit Committee.

The Audit Committee requires that any services to be provided by our auditors must be approved in advance by the Audit Committee. If approval is required before the Committee can act, a single member of the Committee can approve an engagement, subject to ratification by the Committee at its next meeting. All services were pre-approved by the Committee or its Chair.

KPMG will be at our Annual Meeting. They will have the opportunity to make a statement, if they desire to do so; and are expected to be available to respond to appropriate questions from stockholders.

EQUITY COMPENSATION PLAN INFORMATION

The following table outlines our Equity Compensation Plan Information as of December 31, 2006. The information below relates to our 1996 Stock Option Plan which terminated June 19, 2006. Stockholders are being asked to approve the 2007 Incentive Stock Plan (proposal 2) at the Annual Meeting of Stockholders on May 24, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,682,122	$7.32	—
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	1,682,122	$7.32	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As required by Nasdaq rules, all material discretionary transactions between us and our Directors, executive officers or known principal stockholders (or their respective affiliates) must be approved by the Audit Committee. The Audit Committee does not intend to approve any such transactions unless it believes that they are on terms no less favorable to us than could be obtained from unaffiliated third parties.

We occasionally sell or consign engines to and purchase materials from avioserv, the successor to our former subsidiary and current subsidiary of T Group America. T Group America is owned by T Group (f/k/a SR Technics Group), an entity that is related to FlightTechnics LLC, which,  until December 12, 2006 held 14% of our common stock. We also sub-lease office space from avioserv with the lease term expiring October 31, 2008. During the year ended December 31, 2004, we sold one engine to avioserv at a net gain of $260,000. During the year ended December 31, 2005, we consigned one engine to avioserv and no parts of the engine were sold. W. William Coon, Jr., one of our directors, is also a director of Flight Technics, LLC and T Group America. He was also Chairman of the Board of Directors of avioserv until its recent sale by T Group America.

Gavarnie Holding, LLC, a Delaware Limited Liability Company (“Gavarnie”) owned by Charles F. Willis, IV, purchased the stock of Aloha IslandAir, Inc., a Delaware Corporation, (“IslandAir”) from Aloha AirGroup, Inc. (“Aloha”) on May 11, 2004. Charles F. Willis, IV is the President, CEO and Chairman of our Board of Directors and owns approximately 37% of our common stock as of December 31, 2006. IslandAir leases four DeHaviland DHC-8-100 aircraft from us, under non-cancelable leases which will generate lease revenue of approximately $2.0 million in 2007 and $1.2 million in 2008 and have a net book value of $10.8 million, for remaining periods of between one and three years. IslandAir’s obligations under four of these leases are guaranteed by Aloha. However, in December 2004, Aloha filed for reorganization under Chapter 11 of the Bankruptcy Code. With its emergence from Chapter 11 in February 2006, Aloha’s obligations under its guaranty were discharged. In 2006, in response to a fare war commenced by a competitor, Island Air requested a reduction in lease rent payments from us and a deferral of five months lease rent totaling $260,000 ($52,000 per month) was granted by the Board of Directors. The deferral was accounted for as a reduction in lease revenue in the period. The deferred amount will be added to the lease rents charged for two of the aircraft in 2008, upon the expiry of those leases. The lease rent deferral has been extended further in 2007 by two months (Jan-Feb) and any rent deferral requests from Island Air will be considered by the Board of Directors on a month to month basis.

After taking into account the deferred amounts, Island Air remains current on all obligations and no provision has been made for any loss.

We entered into a Consignment Agreement dated May 26, 2006, with J.T. Power LLC (“J.T. Power”), an entity whose majority shareholder, Austin Willis, is the son of our President and Chief Executive Officer, and directly and indirectly, a shareholder of ours. During the six months ended December 31, 2006, sales were $0.1 million. The book value for the parts consigned to J.T. Power as of December 31, 2006 was $0. On July 27, 2006, we entered into an Aircraft Engine Agency Agreement with J.T. Power, LLC, in which we will on a non-exclusive basis, provide engine lease opportunities with respect to available spare engines at J.T. Power. J.T. Power will pay us a fee equal to a percentage of the rent collected by J.T. Power for the duration of the lease including renewals thereof. Revenue of $32,400 was earned during the period from inception of the agreement to December 31, 2006.

Under a Time Sharing Agreement dated as of March 1, 2005 between the Company and Charles F. Willis, Mr. Willis has the ability to lease the Company’s Canadair Challenger aircraft from time to time for his personal use on an as needed as available basis. During 2006 he leased the aircraft for a total of 16.02 hours and paid the Company $25,636 for expenses related to the operation of the aircraft.

STOCK PERFORMANCE GRAPH

The following performance graph shows the percentage change in cumulative total return to a holder of our common stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the Nasdaq Stock Market-US Index and the Nasdaq Financial Index, during the period from December 31, 2001 through December 31, 2006.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG WILLIS LEASE FINANCE CORPORATION, THE NASDAQ STOCK
MARKET-US INDEX AND THE NASDAQ FINANCIAL INDEX

*                                 $100 invested on 12/31/01 in stock or in index including reinvestment of dividends.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2008 Annual Meeting of Stockholders must, under Rule 14a-8 of the Securities Exchange Act of 1934, be received by us no later than December 31, 2007. Your proposal(s) must be mailed to our executive offices, 2320 Marinship Way, Suite 300, Sausalito, California 94965, Attention: Corporate Secretary. Your proposal(s) may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

Alternatively, under our Bylaws, a proposal or nomination that you do not seek to include in our proxy statement pursuant to Rule 14a-8 may be submitted in writing to our Corporate Secretary for the 2008 Annual Meeting of Stockholders not less than 90 days prior to the first anniversary of the preceding year’s annual meeting, unless the date of the 2008 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2007 Annual Meeting. For our 2008 Annual Meeting of Stockholders, this means that of your proposal(s) or nomination(s) must be submitted no later than February 25, 2008 (which is 90 calendar days before the anniversary of the 2007 Annual Meeting). If the date of our 2008 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of our 2007 Annual Meeting, you must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Your submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to your ownership of our common stock.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. If you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Willis Lease Finance Corporation, attention Assistant Secretary, 2320 Marinship Way, Suite 300, Sausalito, CA 94965. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us at 415-275-5180 if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

OTHER MATTERS

Our management does not know of any matters to be presented at the 2007 Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this proxy statement.

By Order of the Board of Directors,

Charles F. Willis, IV
Chairman of the Board
Date: April 30, 2007

EXHIBIT A

WILLIS LEASE FINANCE CORPORATION

2007 INCENTIVE STOCK PLAN

I.                                PURPOSES

1.1        General Purpose.   This Plan will serve as the successor to the Company’s 1996 Stock Option/Stock Issuance Plan (“1996 Plan”) and seeks to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company as an incentive for them to remain in the service of the Company. Stock awards granted under the 1996 Plan shall continue to be governed by the terms of the 1996 Plan.

1.2        Available Stock Awards.   The types of stock awards that may be granted under this Plan include, but are not limited to: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, (ix) Performance Share Units and (x) Stapled SARs.

1.3        Eligible Stock Award Recipients.   The persons eligible to receive Stock Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

II.                           DEFINITIONS

2.1        “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries. Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.2        “Annual Grant” shall have the meaning as defined in Section 7.2.

2.3        “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.4        “Board” means the Board of Directors of the Company.

2.5        “Change of Control” means the occurrence of any of the following events:

(i)         The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, that will continue the business of the Company in the future;

(ii)       A merger, consolidation or similar transaction involving the Company;

(iii)      Any person or group who is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise (for the purposes of this clause (iii), a member of a group will not be considered the Beneficial Owner of the securities owned by other members of the group);

(iv)       A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Directors who either (i) are Directors of the Company as of the date the Plan first becomes effective pursuant to Article XVI hereof or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) of this Section 2.5, or in connection with an actual or threatened proxy contest relating to the election of Directors to the Company; or

(v)        A dissolution or liquidation of the Company.

2.6        “Code” means the Internal Revenue Code of 1986, as amended.

2.7        “Committee” means a committee of one or more members of the Board (or officers who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

2.8        “Common Stock” means the common shares of the Company.

2.9        “Company” means Willis Lease Finance Corporation, a Delaware corporation.

2.10     “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

2.11     “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee to a Consultant or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave, or any other personal leave.

2.12     “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.13     “Designated 162(m) Group” means the group of Employees that includes any person who is or could become a Covered Employee in the determination of the Board.

2.14     “Director” means a member of the Board of Directors of the Company.

2.15     “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Stock Awards, “Disability” means physical or mental incapacitation such that for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period, a person is unable to substantially perform his or her duties. Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company. If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

2.16     “Employee” means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.17     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)         If the Common Stock is listed on any established stock exchange or traded on the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no such sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)       If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)      In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

2.19     “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

2.20     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.21     “Initial Grant” shall have the meaning as defined in Section 7.1.

2.22     “Misconduct” means any of the following: (i) the commission of any act of fraud, embezzlement or dishonesty by the Optionholder or Participant; (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent of Subsidiary); (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider grounds for dismissal or discharge of any Optionholder, Participant or other person in the Service of the Company (or any Parent or Subsidiary).

2.23     “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.24     “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.25     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.26     “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

2.27     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.28     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.29     “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.30     “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

2.31     “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration.

2.32     “Performance Share Unit” means the right to receive the value of one share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units. These Performance Share Units are subject to the provisions of Section 8.7 of the Plan.

2.33     “Phantom Stock Unit” means the right to receive the value of one share of the Company’s Common Stock, subject to the provisions of Section 8.4 of the Plan.

2.34     “Plan” means this Willis Lease Finance Corporation 2007 Incentive Stock Plan.

2.35     “Restricted Stock Bonus” means the issuance by the Company of Common Stock subject to vesting without any required payment by the award recipient.

2.36     “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.37     “Restricted Stock Unit” means the right to receive the value of one share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant’s agreement. These Restricted Stock Units are subject to the provisions of Section 8.5 of the Plan.

2.38     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.39     “Securities Act” means the Securities Act of 1933, as amended.

2.40     “Share Reserve” shall have the meaning as defined in Section 7.1.

2.41     “Stapled SARs” are SARS that are granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying such SARs.

2.42     “Stock Appreciation Right” (“SARs”) means the right to receive an amount equal to the Fair Market Value of one share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

2.43     “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchases award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, Stapled SARs award, or other stock-based award. These Awards may include, but are not limited to those listed in Section 1.2.

2.44     “Stock Award Agreement” means a written agreement, including an Option Agreement, between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.45     “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III.                      ADMINISTRATION

3.1        Administration by Board.   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

3.2        Powers of Board.   The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)         To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)       To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)      To amend the Plan or a Stock Award as provided in Section 14 of the Plan.

(iv)       To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

(v)        To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a Stock Award previously granted by the Board.

(vi)       To determine whether Stock Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(vii)     To determine whether Stock Awards will be adjusted for Dividend Equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Board, to the account of a

Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Stock Award held by such Participant.

(viii)    To establish a program whereby Participants designated by the Board can reduce compensation otherwise payable in cash in exchange for Stock Awards under the Plan.

(ix)       To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under a Stock Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(x)        To provide, either at the time a Stock Award is granted or by subsequent action, that a Stock Award shall contain as a term thereof, a right, either in tandem with the other rights under the Stock Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Stock Award.

(xi)       Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3        Delegation to Committee.

(i)         General.   The Board may delegate administration of the Plan to a Committee or Committees consisting of one or more members of the Board or one or more officers of the Company who are not members of the Board (to the extent allowed by law), and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee also may exercise, in connection with the administration of the Plan, any of the powers and authority granted to the Board under the Plan, and the Committee may delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)       Committee Composition when Common Stock is Publicly Traded.   At any such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (A) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (1) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (B) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (1) not then subject to Section 16 of the Exchange Act or (2) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

3.4        Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.5        Compliance with Section 16 of the Exchange Act.   With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provisions of this Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Board, to comply with the requirements of Section 16 of the Exchange Act, and neither the Company nor the Board shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any person incurs any liability under Section 16 of the Exchange Act.

IV.                      SHARES SUBJECT TO THE PLAN

4.1        Share Reserve.   Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed two million shares of Common Stock (“Share Reserve”), provided that each share of Common Stock issued pursuant to an Option or Restricted Stock Purchase Right shall reduce the Share Reserve by one share and each share of Common Stock subject to the redeemed portion of a Stock Appreciation Right (whether the distribution upon redemption is made in cash, stock or a combination of the two) shall reduce the Share Reserve by one share. To the extent that a distribution pursuant to a Stock Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Stock Award. Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is two million shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 13 of the Plan.

4.2        Reversion of Shares to the Share Reserve.

(i)         If any Stock Award granted under this Plan shall for any reason (A) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, or (B) be reacquired by the Company prior to vesting, the shares of Common Stock not acquired by Participant under such Stock Award shall be retained by, revert or be added to the Share Reserve and become available for issuance under the Plan.

(ii)       Shares of Common Stock that are not acquired by a holder of a stock award granted under the 1996 Plan shall not revert or be added to the Share Reserve or become available for issuance under the Plan.

4.3        Source of Shares.   The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V.                           ELIGIBILITY

5.1        Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

5.2        Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.3        Compliance with Section 162(m) of the Code.   To the extent the Board determines that compliance with the exclusion for performance-based compensation within the meaning of Section 162(m) of the Code (“Performance-Based Exception”) is desirable, the following shall apply:

(i)         Section 162(m) Compliance.   All Stock Awards granted to persons included in the Designated 162(m) Group may comply with the requirements of the Performance-Based Exception; provided that to the extent Section 162(m) of the Code requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Stock Award hereunder after such approval is required. In addition, if changes are made to Section 162(m) of the Code to permit flexibility with respect to the Stock Awards available under the Plan, the Board may, subject to this Section 5.3, make any adjustments to such Stock Awards as it deems appropriate.

(ii)       Annual Individual Limitations.   Except for awards as provided in Section 5.3(iii), during any calendar year, no person may be granted Stock Awards (other than Stock Awards that cannot be satisfied in shares of Common Stock) with respect to more than one hundred thousand shares of Common Stock, subject to adjustment as provided in Section 13. The maximum potential value of Stock Awards to be settled in cash or property (other than shares of Common Stock) that may be granted with respect to any calendar year (or the Company’s fiscal year, if the Company’s fiscal year is not the calendar year) to any Participant included in the Designated 162(m) Group (regardless of when such Stock Award is settled) shall not exceed one million Dollars. (Thus, Stock Awards that accrue over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement so long as the total maximum potential value does not exceed the one-year limit multiplied by the number of calendar years over which such Stock Award may accrue.)

(iii)      Notwithstanding 5.3(ii) and subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Incentive Stock Options, Non-Qualified Stock Options, or Stock Appreciate Rights covering more than two hundred thousand shares of Common Stock during any fiscal year; provided that in connection with his or her initial services, an Employee may be granted Incentive Stock Options, Non-Qualified Stock Options, or Stock Appreciation Rights covering not more than an additional two hundred and fifty thousand shares of Common Stock, which shall not count against the limit set forth in the preceding sentence.

5.4        Performance-Based Exception Under Section 162(m).   Unless and until the Board proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 5.4, for Awards (other than Options) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following (“Performance Measures”):

(i)         Earnings (either in the aggregate or on a per-share basis);

(ii)       Net income;

(iii)      Operating income;

(iv)       Operating profit;

(v)        Cash flow;

(vi)       Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders)

(vii)     Return measures (including return on assets, equity, or sales);

(viii)    Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

(ix)       Gross revenues;

(x)        Common Stock share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(xi)       Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(xii)     Market share;

(xiii)    Annual net income to common stock;

(xiv)     Earnings per share;

(xv)      Annual cash flow provided by operations;

(xvi)     Changes in annual revenues;

(xvii)   Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets, and goals relating to acquisitions or divestitures;

(xviii)  Sales;

(xix)     Costs;

(xx)      Results of customer satisfaction surveys;

(xxi)     Service reliability;

(xxii)   Operating and maintenance cost management; and/or

(xxiii)  Achievement of business or operational goals such as market share and/or business development;

provided that subsections (i) through (vii) may be measured on a pre- or post-tax basis; and provided further that the Board may, on the date of grant of a Stock Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Stock Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Stock Awards intended to comply with the Performance-Based Exception, the Board shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Stock Awards to different Participants. The Board shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Stock Award. Any one or more of the Performance Measures may apply to the Participant, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

The Board shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Board shall retain the discretion to adjust such Stock Awards downward). The Board may not delegate any responsibility with respect to Stock Awards intended to qualify for the Performance-Based Exception. All determinations by the Board as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Stock Award.

In the event that applicable laws change to permit Board discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Board shall have sole discretion to make such changes without obtaining stockholder approval.

5.5.       Consultants.

(i)         A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant (1) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (2) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)       Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

VI.                      OPTION PROVISIONS

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1        Term.   Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten years from the date it was granted.

6.2        Exercise Price of an Incentive Stock Option.   Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3        Exercise Price of a Non-Qualified Stock Option.   The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4        Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Non-Qualified Stock Option): (1) by delivery to the Company of other Common Stock, (2) pursuant to a “same day sale” program to the extent permitted by law, (3) by any other form of consideration permitted by law, or (4) by some combination of the foregoing. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, payment for Common Stock pursuant to an Option may only be made in the form of cash, check, or pursuant to a “same day sale” program.

Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

6.5        Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6        Transferability of a Non-Qualified Stock Option.   A Non-Qualified Stock Option shall be transferable to the extent provided in the Option Agreement. If the Non-Qualified Stock Option does not provide for transferability, then the Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. A Non-Qualified Stock Option may only be assigned to the extent it is vested.

6.7        Vesting Generally.   Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board. The vesting provisions of individual Options may vary. Generally, such grants shall vest as to one fourth of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

6.8        Termination of Continuous Service.   In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for three months following the termination of the Optionholder’s Continuous Service; provided, however, that if the Optionholder’s Continuous Service is terminated for Misconduct, the Option shall immediately terminate as to any unexercised portion thereof, unless the individual Optionholder’s Option Agreement provides otherwise.

6.9        Extension of Termination Date.   An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability or by the Company for Misconduct) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the shares of Common Stock received upon exercise of his or her Option would subject the Optionholder to liability under Section 16(b) of the Exchange Act, then the Option will terminate on the earlier of (1) the fifteenth day after the last date upon which such sale would result in liability, or (2) two hundred ten days following the date of termination of the Optionholder’s employment or other service to the Company (and in no event later than the expiration of the term of the Option).

6.10     Disability of Optionholder.   In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option to the extent that the Optionholder was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for twelve months following such termination. This period may be adjusted by the Board in its discretion.

6.11     Death of Optionholder.   In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.5 or 6.6 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Optionholder’s Option Agreement, the Option shall remain exercisable for eighteen months following the Optionholder’s death. This period may be adjusted by the Board in its discretion.

6.12     Early Exercise Generally Not Permitted.   The Company’s general policy is not to allow the Optionholder to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII.                 NON-DISCRETIONARY STOCK AWARDS FOR CERTAIN DIRECTORS

In addition to any other Stock Awards that any Director who is not an Employee may be granted on a discretionary basis under the Plan, each Director who is not an Employee shall be automatically granted without the necessity of action by the Board, the following Stock Awards.

7.1        Initial Grant.   On the date that a Director who is not an Employee commences service on the Board, an initial grant of restricted stock in the form of a Restricted Stock Bonus award or an award of Restricted Stock Units shall automatically be made to that Director who is not an Employee (the “Initial Grant”). Unless expressly provided in Article VII, such Initial Grant shall be subject to the applicable provisions of Section 8.1 or Section 8.5 as the case may be. In the absence of an affirmative decision by the Board to the contrary, the Initial Grant shall be in the form of a Restricted Stock Bonus award. The number of shares subject to this Initial Grant and other terms governing this Initial Grant shall be as determined by the Board in its sole discretion. If the Board does not establish the number of shares subject to the Initial Grant for a given newly-elected Director who is not an Employee prior to the date of grant for such Initial Grant, then the number shall be five thousand shares. If at the time a Director who is also an Employee or does not otherwise Qualify as an Outside Director commences service on the Board, such Director shall be entitled to an Initial Grant at such time as such Director subsequently is no longer an Employee or qualifies as an Outside Director and if such Director remains a Director.

7.2        Annual Grant.   An annual grant of a Stock Award (the “Annual Grant”) shall automatically be made to each Director who (i) is re-elected to the Board or who otherwise continues as a Director, (ii) qualifies as an Outside Director on the relevant grant date and (iii) has served as a Director for at least six months. Unless otherwise expressly provided in this Article VII, the portion of such Annual Grant shall be subject to the applicable provisions of Section 8.1 and Section 8.5, as the case may be. In the absence of an affirmative decision by the Board to the contrary, the Annual Grant consisting of restricted stock shall be in the form of a Restricted Stock Bonus award. The number of shares of Common Stock subject to each Annual Grant in the case that the entire Annual Grant is satisfied with a Restricted Stock Bonus will be the Fair Market Value of the Common Stock on the date of grant divided by, fifty percent of the directors’ annual fee, rounded up to the nearest whole share, or, in the case that the entire Annual Grant is satisfied with a grant of Options, determined by dividing fifty percent of the directors’ annual fee by the Black-Scholes formula value of the option, as determined by the Corporation. However, in no event shall an Annual Grant consisting of a Restricted Stock Bonus be more than ten thousand shares of Common Stock. The date and time of grant of an Annual Grant is the date of the annual meeting of the Company’s stockholders and the time shall be immediately upon the adjournment of the annual meeting of the Company’s stockholders.

7.3        Vesting.   Initial Grants granted pursuant to this Article shall vest as to one fourth of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date. Annual Grants granted pursuant to this Article shall fully vest on the Director’s completion of one year of Continuous Service from the grant date. In the event a Director’s Continuous Service terminates, the Company shall automatically reacquire without cost any shares of Common Stock held by the Director that have not vested as of the date of such termination and any unvested Restricted Stock Units shall automatically expire as of the date of such termination.

VIII.            PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS

8.1        Restricted Stock Bonus Awards.   Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Consideration.   A Restricted Stock Bonus will generally not possess a monetary purchase price and may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock

Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company shall require such consideration to be paid as will ensure compliance with the General Corporation Law of the State of Delaware.

(ii)       Vesting.   Vesting shall generally be based on the Participant’s Continuous Service. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board. The Board has the discretion to vest shares either immediately upon issuance or in one or more installments over the Participant’s period of service or upon achievement of specific performance objectives. Generally, so long as the Participant remains in Continuous Service with the Company, a Restricted Stock Bonus granted to the Participant shall vest as to one fourth of the total Restricted Stock Bonus award on each anniversary of the grant date, such that the Restricted Stock Bonus is fully vested after four years of Continuous Service from the grant date. If vesting is based on the Participants’ Continuous Service, such Restricted Stock Bonus shall not fully vest in less that two years. If vesting is based on the Participant’s achievement of performance criteria, such Restricted Stock Bonus shall not fully vest in less than one year.

(iii)      Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv)       Transferability.   So long as Common Stock awarded under a Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement, rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement.

8.2        Restricted Stock Purchase Awards.   Each Restricted Stock Purchase Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the Restricted Stock Purchase Right agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Right agreements need not be identical, but each Restricted Stock Purchase Right agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Purchase Price.   The purchase price under each Restricted Stock Purchase Right agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase Right agreement. The purchase price shall not be less than one hundred percent of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)       Consideration.   The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Right agreement shall be paid either: (A) in cash or by check at the time of purchase; or (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant to the extent permitted by law.

(iii)      Vesting.   The Board shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase Right agreement may vest; the criteria may or may not include performance criteria or Continuous Service. Generally, such grants shall vest as to one fourth of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date. Shares of Common Stock acquired under the Restricted Stock Purchase Right may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)       Termination of Participant’s Continuous Service.   If a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Right agreement.

(v)        Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Purchase Right agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Right agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase Right agreement remains subject to the terms of the Restricted Stock Purchase Right agreement.

8.3        Stock Appreciation Rights.   Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan:  stand-alone SARs and Stapled SARs.

(i)         Stand-Alone SARs.   The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)       The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish. Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B)       The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted. In no event, however, may the base price per share be less than one hundred percent of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)       The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)       Stapled SARs.   The following terms and conditions shall govern the grant and redemption of Stapled SARs:

(A)       Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the Stapled SARs.

(B)       Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the Stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such Stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C)       The distribution to which the holder of Stapled SARs shall become entitled under this Section 8 upon the redemption of Stapled SARs as described in Section 8.3(ii)(B) above may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.4        Phantom Stock Units.   The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)         Phantom Stock Unit awards shall be redeemable by the Participant upon such terms and conditions as the Board may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii)       The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.5        Restricted Stock Units.   The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive the value of one share of the Company’s Common Stock at the time the Restricted Stock Unit vests. The holder of a Restricted Stock Unit shall not have the right to dividend equivalents unless provided by the Board at the time of grant. To the extent permitted by the Board in the terms of his or her Restricted Stock Unit agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board. When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Consideration.   A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Restricted Stock Unit with cash or other consideration permissible by law.

(ii)       Vesting.   Vesting shall generally be based on the Participant’s Continuous Service. Generally, such grants shall vest as to one fourth of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date. If vesting is based on the Participant’s achievement of performance criteria, such Restricted Stock

Unit award shall not fully vest in less than one year. Shares of Common Stock awarded under the Restricted Stock Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)      Termination of Participant’s Continuous Service.   The unvested portion of the Restricted Stock Unit shall expire immediately upon the termination of Participant’s Continuous Service and the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(iv)       Transferability.   Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

8.6        Performance Share Bonus Awards.   Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company. The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Consideration.   A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that Performance Share Bonus is granted to a new Employee or Consultant who has not performed prior services for the Company, the Performance Share Bonus will not be awarded until the Board determines that such person has rendered services to the Company for a sufficient period of time to ensure proper issuance of the shares in compliance with the General Corporation Law of the State of Delaware.

(ii)       Vesting.   Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Bonus agreement. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)      Termination of Participant’s Continuous Service.   If a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv)       Transferability.   Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

8.7        Performance Share Units.   The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive the value of one share of the Company’s Common Stock at the time the Performance Share Unit vests. Participants may elect to defer receipt of the value of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares. An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company. The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board. When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred. Performance Share Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)         Consideration.   A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. The Board shall have the discretion to provide that the Participant pay for such Performance Share Unit with cash or other consideration permissible by law.

(ii)       Vesting.   Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board. Vesting shall be subject to the Performance Share Unit agreement. Generally, such grants shall vest as to one fourth of the total award on each anniversary of the grant date, such that the award is fully vested after four years of Continuous Service from the grant date. Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)      Termination of Participant’ Continuous Service.   The unvested portion of any Performance Share Unit  shall expire immediately upon the termination of Participant’s Continuous Service, and  the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iv)       Transferability.   Rights to acquire the value of shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

IX.                      COVENANTS OF THE COMPANY

9.1        Availability of Shares.   During the term of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

9.2        Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

X.                           USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

XI.                      CANCELLATION AND RE-GRANT OF OPTIONS

11.1     The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan to lower the exercise price and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than one hundred percent of the Fair Market Value or, in the case of a Ten Percent Stockholder (as described in Section 5.2 of the Plan), not less than one hundred ten percent of the Fair Market Value) per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which Section 424(a) of the Code applies. Prior to the implementation of any such repricing or cancellation of one or more outstanding Options, the Board shall obtain the approval of the stockholders of the Company to the extent required by any Nasdaq, New York Stock Exchange, or other securities exchange listing requirements as appropriate, or applicable law.

11.2     Shares subject to an Option cancelled under this Article 11 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5.3 of the Plan. The repricing of an Option under this Article 11, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5.3 of the Plan. The provisions of this Section 11.2 shall be applicable only to the extent required by Section 162(m) of the Code.

XII.                 MISCELLANEOUS

12.1     Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate exercisability and/or vesting of any Stock Award granted pursuant to the Plan upon a Change of Control or upon the death or Disability or termination of Continuous Service of the Participant. In furtherance of such power, the Board or Committee may accelerate the time at which a Stock Award may be first exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding any provisions in the Stock Award Agreement to the contrary.

12.2     Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

12.3     No Employment or Other Service Rights.   Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such

Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

12.4     Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars, or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

12.5     Investment Assurances.   The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

12.6     Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution, or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation or other amounts payable to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unnumbered shares of Common Stock.

12.7     Section 409A.   Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that all Stock Awards granted under this Plan (including, but not limited to, Restricted Stock Units, Phantom Stock Units, and Performance Share Units) shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code; furthermore, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed. In the event that the Company determines in good faith that any provision of this Plan does not comply with Section 409A of the code, the Company may amend this Plan to the minimum extent necessary to cause the Plan to comply.

XIII.            ADJUSTMENTS UPON CHANGES IN STOCK

13.1     Capitalization Adjustments.   If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan may be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 4.1 above, the maximum number of securities subject to award to any person pursuant to Section 5.3 above, and the number of securities subject to Initial Grants and Annual Grants to Directors that are not Employees under Article VII of the Plan, and the outstanding Stock Awards may be appropriately adjusted in the class(es) and number of securities or other property and price per share of the securities or other property subject to such outstanding Stock Awards. The Board may make such adjustments in its sole discretion, and its determination shall be final, binding, and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

13.2     Adjustments Upon a Change of Control.

(i)         If a Change of Control occurs as defined in Section 2.5(i) through 2.5(iv), then the Board or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall have the power but not the obligation to: (1) assume or continue all or any part of the Stock Awards outstanding under the Plan or (2) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan. In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award; (2) continue the Stock Awards; or (3) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit or Performance Share Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii)       In the event of a Change of Control as defined in Section 2.5(v), all outstanding Stock Awards shall terminate immediately prior to such event.

XIV.            AMENDMENT OF THE PLAN AND STOCK AWARDS

14.1     Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any Nasdaq,

New York Stock Exchange, or other securities exchange listing requirements, or other applicable law or regulation.

14.2     Stockholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3     Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

14.4     No Material Impairment of Rights.   Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.5     Amendment of Stock Awards.   The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights of the Participant under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XV.                 TERMINATION OR SUSPENSION OF THE PLAN

15.1     Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth anniversary of the date of the Board’s adoption of the Plan. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.2     No Material Impairment of Rights.   Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XVI.            EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately following its approval by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board (the “Effective Date”). No Stock Awards may be granted under the Plan prior to the time that the stockholders have approved the Plan.

XVII.       CHOICE OF LAW

The law of the State of  California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules. The laws of jurisdiction and venue shall be governed by the laws of the county and city of San Francisco, California. Notwithstanding the foregoing, with respect to matters affecting the Plan that are addressed by the General Corporation Law of the State of Delaware, the laws of the State of Delaware shall control.

WILLIS LEASE FINANCE CORPORATION
2007 Annual Meeting of Stockholders
May 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles F. Willis, IV, Lee G. Beaumont and Bradley S. Forsyth, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 3, 2007, at the our 2007 Annual Meeting of Stockholders to be held on May 24, 2007 or at any adjournment thereof.

The Board of Directors recommends a vote FOR THE NOMINEE listed in Proposal #1 on the other side, and FOR the approval of the 2007 Incentive Stock Plan listed as Proposal #2. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEE FOR CLASS III OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF, AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

WILLIS LEASE FINANCE CORPORATION

May 24, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of one Class III Director		3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

NOMINEE
☐	FOR NOMINEE	( ) Charles F. Willis, IV

☐	WITHHOLD AUTHORITY
FOR NOMINEE

2.	Approval of 2007 Incentive Stock Plan

☐	FOR
☐	AGAINST
☐	ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.